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                                EXHIBIT (8)(e)(2)

                      AMENDMENT NO. 3 TO JANUS ASPEN SERIES
                          FUND PARTICIPATION AGREEMENT

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                               AMENDMENT NO. 3 TO
                               JANUS ASPEN SERIES
                          FUND PARTICIPATION AGREEMENT
                                (Service Shares)

     Amendment No. 3 to the Participation Agreement between Janus Aspen Series (the "Trust") and PFL Life Insurance Company (the "Company") dated April 6, 2000.

     IT IS HEREBY AGREED THAT the name of the Company is changed from "PFL Life Insurance Company" to "Transamerica Life Insurance Company." All references in the Agreement to PFL Life Insurance Company shall refer to Transamerica Life Insurance Company;

     IT IS HEREBY FURTHER AGREED that Schedule A to the Participation Agreement is hereby amended to add the Accounts and the Contracts.

     IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of May 1, 2002.

JANUS ASPEN SERIES                           TRANSAMERICA LIFE INSURANCE COMPANY


By: /s/ Bonnie M. Howe                       By: /s/ Larry N. Norman
    -----------------------                      -------------------------------
Name: Bonnie M. Howe                         Name: Larry N. Norman
Title: Vice President                        Title: President

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                                   Schedule A
                   Separate Accounts and Associated Contracts

Name of Separate Account   Contracts Funded By Separate Account
------------------------   -----------------------------------------------------
Separate Account VA A      Transamerica Life Insurance Company Policy Form No.
                           AV337 101 100397 (The Atlas Portfolio Builder
                           Variable Annuity)

Separate Account VA E      Transamerica Life Insurance Company Policy Form No.
                           AV288 101 95 796 (Privilege Select Variable Annuity)

Separate Account VA C      Transamerica Life Insurance Company Individual
                           Policy Form No. AV464 101 121 799 (Transamerica
                           EXTRA Variable Annuity, formerly Extra Variable
                           Annuity)

                           Transamerica Life Insurance Company Group Contract Form No. AV432 101 114 199CRT (Transamerica EXTRA Variable Annuity, formerly Extra Variable Annuity)

Separate Account VA D      Transamerica Life Insurance Company Individual
                           Policy Form No. AV474 101 122 1099 (Transamerica
                           Access Variable Annuity, formerly Access Variable
                           Annuity)

                           Transamerica Life Insurance Company Group Contract Form No. AV432 101 114 199CRT (Transamerica Access Variable Annuity, formerly Access Variable Annuity)

Separate Account VA B      Transamerica Life Insurance Company Policy Form No.
                           AV494 101 124 100 (Transamerica Landmark Variable
                           Annuity, formerly PFL Endeavor Variable Annuity)

                           Transamerica Life Insurance Company Policy Form No. AV400 101 107 198 (Transamerica Freedom Variable Annuity, formerly PFL Endeavor Platinum Variable Annuity)

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Separate Account VA K      Transamerica Life Insurance Company Policy Form No.
                           AV721 101 149 1001 (Retirement Income Builder III Variable Annuity)

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. In the event of a conflict between the Agreement and this Amendment, it is understood and agreed that the provisions of this Amendment shall control.